U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2012 (March 7, 2012)

American Capital Agency Corp.
(Exact name of registrant as specified in its charter)

DELAWARE	001-34057	26-1701984
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, 14th Floor Bethesda, MD 20814
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (301) 968-9300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On March 7, 2012, American Capital Agency Corp. (the "Company") and American Capital AGNC Management, LLC entered into an Underwriting Agreement (the "Underwriting Agreement") with Merrill Lynch, Pierce Fenner & Smith Incorporated, Citigroup Global Markets Inc., Goldman Sachs & Co., J.P. Morgan Securities LLC and UBS Securities LLC, as representatives of the several underwriters named therein (collectively, the "Underwriters"), with respect to (i) the sale by the Company of 62,000,000 shares of the Company's common stock to the Underwriters and (ii) the grant by the Company to the Underwriters of an option to purchase all or part of 9,150,000 additional shares of the Company's common stock to cover over allotments, if any (together, the "Shares"). The Company agreed to indemnify the Underwriters against certain specified types of liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments the Underwriters may be required to make in respect of these liabilities. In the ordinary course of business the Underwriters or their respective affiliates have engaged and may in the future engage in various financing, commercial banking and investment banking services with, and provide financial advisory services to, the Company and its affiliates for which they have received or may receive customary fees and expenses.

Item 9.01 Financial Statements and Exhibits.

On March 13, 2012, Skadden, Arps, Slate, Meagher & Flom LLP delivered an opinion to the Company with respect to the validity of the Shares (the "Opinion"). The Opinion is being filed herewith, and thereby automatically incorporated by reference into the Company's Registration Statement on Form S-3 (No. 333-170374), in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933.

(d) Exhibits.

Exhibit No. Description

5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, dated March 13, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL AGENCY CORP.

Dated: March 13, 2012	By:	/s/ SAMUEL A. FLAX
Samuel A. Flax Executive Vice President and Secretary